EXHIBIT 4

       THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


This Agreement, dated as of April 30, 1996 (this "Amendment") is entered into by and among BAIRNCO CORPORATION, a Delaware corporation ("Bairnco"), certain of its Subsidiaries party to the Credit Agreement referred to below (together with Bairnco, hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower"), the several financial institutions parties to this Amendment (collectively, the "Lenders"; individually, a "Lender"), and BANK OF AMERICA ILLINOIS (formerly known as Continental Bank N.A.), as agent for the Lenders (in such capacity, the "Agent").

RECITALS

The Borrowers, the Lenders and the Agent are parties to an Amended and Restated Credit Agreement dated as of December 17, 1992 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used and not otherwise defined or amended in this Amendment shall have the meanings respectively assigned to them in the Credit Agreement.

The Borrowers have requested that the Lenders and the Agent amend the Credit Agreement in certain respects, and the Lenders and the Agent have agreed to do so, all upon the terms and provisions and subject to the conditions hereinafter set forth.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreement hereinafter set forth, the parties hereto mutually agree as follows:

A.      AMENDMENTS

1.      Amendment of Section 7.2.5 (Bairnco Restricted Payments, etc.).
Section 7.2.5 of the Credit Agreement is hereby amended by deleting paragraph (a) thereof in its entirety and substituting therefor the following:

 	"(a) no Borrower will, at any time after January 1, 1995, declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital warrants, options or other rights with respect to any shares of Bairnco (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of this common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirements of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of Bairnco, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of Bairnco (all of the foregoing being called `Bairnco Restricted Payments') except for (x) Bairnco Restricted Payments made after January 1, 1995 which
(A) are made when no Default exists, (B) do not cause a Default to occur, and
(C) do not in the aggregate exceed (i) 30% of Cumulative Net Income plus $2,000,000 and (ii) purchases of capital stock of Bairnco made after January 1, 1995 which (A) are made when no Default exists, (B) do not cause a Default to occur, and (C) do not in the aggregate exceed $10,000,000; provided that purchases of capital stock of Bairnco shall be allocated first to any amounts available under clause (ii) and then to amounts available under clause (x).

B.      REPRESENTATIONS AND WARRANTIES

The Borrowers hereby represent and warrant to the Agent and the Lenders that:

1.      No Default has occurred and is continuing; and

2. The representations and warranties of the Borrowers contained in Article VI of the Credit Agreement are true on and as of the date hereof as if made on and as of said date; provided, however, that each reference to "this Agreement" contained in such Article VI shall be deemed to be a reference to the Credit Agreement as amended hereby.

C.      CONDITIONS PRECEDENT

This Amendment will become effective as of the date first written above upon receipt by the Agent of counterparts hereof duly executed by each Borrower, each of the Lenders party to the Credit Agreement and the Agent.

D.      MISCELLANEOUS

1. This Amendment may be signed in any number of counterparts, each of which shall be an original, with same effect as if the signatures thereto and hereto were upon the same instrument.

2. Except as herein specifically amended, all terms, covenants and provisions of the Credit Agreement shall remain in full force and effect and shall be performed by the parties hereto in accordance therewith. All references to the "Agreement" or the "Credit Agreement" contained in the Credit Agreement or in the Schedules or Exhibits shall henceforth refer to the Credit Agreement as amended by this Amendment.

3.      THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written.

					BAIRNCO CORPORATION
					By: /s/ J. Robert Wilkinson
					Title: Vice President

					ARLON, INC.
					By: /s/ J. Robert Wilkinson
					Title: Vice President

					KASCO CORPORATION
					By: /s/ J. Robert Wilkinson
					Title: Vice President

					ATLANTIC SERVICE CO. (UK), LTD.
					By: /s/ J. Robert Wilkinson
					Title: Director

					BERTRAM & GRAF GMBH
					By: /s/ J. Robert Wilkinson
					Title: Director

					EUROKASCO S.A.
					By: /s/ J. Robert Wilkinson
					Title: Director

					BANK OF AMERICA ILLINOIS, as Agent
					By: /s/ Steve Aronowitz
					Title: Vice President

					BANK OF AMERICA ILLINOIS, as a Lender
					By: /s/ Steve Aronowitz
					Title: Vice President

					FIRST UNION NATIONAL BANK OF FLORIDA
					By: /s/ Billy A. Green
					Title: Senior Vice President

					NBD BANK
					By: /s/ J. Philip Lowman
					Title: First Vice President

					SUNTRUST BANK
					By: /s/ Michael R. Butler
					Title: Senior Vice President